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                                                                      EXHIBIT 5



                                                     February 17, 1995


ARAMARK Corporation
ARAMARK Tower
1101 Market Street
Philadelphia, PA   19107

         Re:   Up to 1,486,628 Shares of Common Stock, Class B
               Par Value $.01 Per Share, of ARAMARK Corporation
               ------------------------------------------------

Dear Sir or Madam:

     I am Assistant Secretary and Associate General Counsel of ARAMARK Corporation, a Delaware corporation (the "Company").

     I am delivering this opinion to you in connection with the Form S-8 Registration Statement (the "Registration Statement") proposed to be filed with the Securities and Exchange Commission, for the registration, under the Securities Act of 1933, of up to 1,486,628 additional shares (the "Shares") of the Company's Common Stock, Class B, par value $.01 per share ("Common Stock"), deliverable upon exercise of opportunities to purchase Shares pursuant to the Company's 1991 Stock Ownership Plan (the "Plan").

     In my opinion, the Shares will, when delivered upon exercise of opportunities to purchase Shares in accordance with the terms of the Plan, be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

     I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.


                                               Very truly yours,

                                               /s/ Donald S. Morton
                                               --------------------
                                               Donald S. Morton
                                               Assistant Secretary and
                                               Associate General Counsel